UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 10, 2014

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Equity Incentive Compensation Plan

On February 10, 2014, the Compensation Committee of the Board of Directors of Hamilton Beach Brands, Inc., referred to as HBB, an indirect wholly-owned subsidiary NACCO Industries, Inc., referred to as NACCO, adopted an amendment and restatement of the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan, referred to as the HBB LTIP. The HBB LTIP provides non-equity incentive compensation benefits for key employees of HBB.

The amendment and restatement does not change how the HBB LTIP awards are calculated or increase the benefits that are provided under the HBB LTIP. Awards under the HBB LTIP are made to participants for performance periods of one or more years (or portions thereof) in amounts determined pursuant to performance goals and a formula that are based upon specified performance objectives. Final incentive awards under the HBB LTIP for a performance period are calculated based on actual performance for the performance period compared to the performance objectives established by the HBB Compensation Committee for such performance period. Once the final amount of an award is calculated by the HBB Compensation Committee, it is credited to a separate sub-account established for each participant. Except in the event of death, disability, retirement or a change in control (as defined in the HBB LTIP), each sub-account is paid within 90 days of the third anniversary of the grant date of the award.

The amendment and restatement of the HBB LTIP eliminates non-substantive provisions that are no longer relevant and changes the method of calculating interest on the awards that are credited to the participants' sub-accounts under the HBB LTIP. Current interest credits are based on a rate that is equal to the percentage of NACCO's return on total capital employed, referred to as ROTCE, for the year, with a minimum of 5% and a maximum of 14%. Effective as of January 1, 2014, interest credits under the HBB LTIP will be calculated each year in accordance with a chart, adopted within the first 90 days of the year by the HBB Compensation Committee, based on a rate determined with reference to the final payout percentage of the HBB LTIP for the year, with a minimum of 2% and a maximum of 14%.

Changes to Frozen Executive Retirement Plans

On February 10, 2014, (1) the Compensation Committee of the Board of Directors of NACCO adopted amendments and restatements of (i) the Retirement Benefit Plan for Alfred M. Rankin, Jr. and (ii) the NACCO Industries, Inc. Unfunded Benefit Plan and (2) the Compensation Committee of the Board of Directors of The North American Coal Corporation, a wholly-owned subsidiary of NACCO, referred to as NA Coal, adopted an amendment and restatement of The North American Coal Corporation Deferred Compensation Plan for Management Employees. These three plans are collectively referred to as the Frozen Executive Retirement Plans.

The Frozen Executive Retirement Plans provide non-qualified retirement benefits for the benefit of Alfred M. Rankin, Jr., the Chairman, President and Chief Executive Officer of NACCO, and Robert L. Benson, the President and Chief Executive Officer of NA Coal. Their account balances under the Frozen Executive Retirement Plans were permanently frozen effective December 31, 2007. They receive annual interest payments from the plans and their frozen account balances will be paid at the earliest of death, a change in control (as defined in the plans) or six months following termination of employment.

The amendments and restatements eliminate non-substantive provisions that are no longer relevant and change the method of calculating interest on the frozen account balances. Currently, the minimum interest rate is 5% and the maximum interest rate is 14%. Effective as of January 1, 2014, the minimum interest rate will be 2% and additional interest credits under certain sub-accounts under the Frozen Executive Retirement Plans will be calculated in accordance with a chart, adopted within the first 90 days of the year by the applicable Compensation

Committee, that converts the ROTCE return percentage for the year to a specified interest rate, with a maximum of 14%.

The HBB LTIP and the Frozen Executive Retirement Plans are included as exhibits to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and are hereby incorporated into this Item 5.02 by reference. The foregoing summary is qualified in its entirety by reference to the full text of the exhibits.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective as of January 1, 2014)
10.2	The Retirement Benefit Plan for Alfred M. Rankin, Jr. (Amended and Restated Effective as of January 1, 2014)
10.3	NACCO Industries, Inc. Unfunded Benefit Plan (Amended and Restated Effective as of January 1, 2014)
10.4	The North American Coal Corporation Deferred Compensation Plan for Management Employees (Amended and Restated Effective as of January 1, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 14, 2014		NACCO INDUSTRIES, INC.

		By:	/s/ John D. Neumann
Name: John D. Neumann
Title: Vice-President, General Counsel and Secretary

EXHIBIT INDEX

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective as of January 1, 2014)
10.2	The Retirement Benefit Plan for Alfred M. Rankin, Jr. (Amended and Restated Effective as of January 1, 2014)
10.3	NACCO Industries, Inc. Unfunded Benefit Plan (Amended and Restated Effective as of January 1, 2014)
10.4	The North American Coal Corporation Deferred Compensation Plan for Management Employees (Amended and Restated Effective as of January 1, 2014)